UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 22, 2012

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

Appointment of Robert Schweitzer as Chairman and Committee Assignments

On October 22, 2012, RiceBran Technologies (the “Company”) appointed Robert Schweitzer as Chairman of the Board of Directors.  The former Chairman, Edward McMillan, will remain a member of the Board of Directors.  In addition, the Company approved the following appointments to each of the Company’s Committees of the Board of Directors:

Executive Committee	Nominating and Governance Committee	Compensation Committee	Audit Committee
Robert Schweitzer *	Richard Koppes*	James Lintzenich*	David Goldman*
David Goldman	Robert Schweitzer	Robert Schweitzer	Robert Schweitzer
Edward McMillan	Edward McMillan	David Goldman	John Quinn
James Lintzenich	Baruch Halpern	Richard Koppes	James Lintzenich
John Quinn	Henk Hoogenkamp	John Quinn	Edward McMillan
W. John Short
*Chairman of the Committee

RiceBran Techonoligies New Trading Symbol is RIBT

In connection with the Company’s name change from “NutraCea” to “RiceBran Technologies” which became effective on October 3, 2012, the Company’s new trading symbol will change from NTRZ to RIBT effective on Friday, October 26, 2012.  The Company’s common stock will continue to be traded on the OTCBB.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of October 22, 2012, the board of directors of the Company repriced 10,611,038 outstanding compensatory options to purchase Common Stock held by non-executive employees and certain executive officers (the "Options").  As a result, the exercise price of the Options was lowered to $0.08 per share.  No other terms of the Options were changed.  Options held by J. Dale Belt, Chief Financial Officer of the Company, and Colin Garner, Senior Vice President of Sales of the Company, were also repriced.  Mr. Belt holds options to purchase up to 2,953,153 shares of Common Stock, and Mr. Garner holds options to purchase up to 1,429,885 shares of Common Stock.

The board of directors effectuated the repricing to realign the value of the Options with their intended purpose, which is to retain and motivate the holders of the Options to continue to work in the best interests of the Company. Prior to the repricing, many of the Options had exercise prices well above the recent market prices of the Common Stock. The Options were repriced unilaterally and the consent of holders was neither necessary nor obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: October 26, 2012	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)